UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2024

AccuStem Sciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56257	87-3774438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Penn Plaza, 19th Floor, #1954 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 00 44 2074952379

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment to Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of AccuStem Sciences, Inc. (the “Company”) filed with the Securities and Exchange Commission on December 30, 2024 (the “Initial Form 8-K”), solely to revise the name of the Company’s independent registered public accounting firm. Except as set forth herein, no modification has been made to the information contained in the Initial Form 8-K.

Item 4.01	Change in Registrant’s Certifying Accountant.

On June 17, 2024, Mercurius & Associates LLP PCAOB no. 3223 (“Mercurius”) was appointed as Accustem Sciences, Inc.’s (the “Company”) independent registered public accounting firm.

During the years ended December 31, 2023 and 2022 and through June 17, 2024, the date the audit committee of the Board approved the engagement of Mercurius as the Company’s independent registered public accounting firm, neither the Company nor anyone on the Company’s behalf consulted with Mercurius regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by the Company that the Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCUSTEM SCIENCES INC.

Date: January 2, 2025	By:	/s/ Wendy Blosser
Wendy Blosser
Chief Executive Officer

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